UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2024

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PGT INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive, North Venice, FL (Address of Principal Executive Offices)		34275 (Zip Code)

(941) 480-1600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of exchange
Title of Each Class	Symbol(s)	on which registered
Common Stock, par value $0.01 per share	PGTI	The New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2024, following the adoption of the certificate of incorporation amendment proposal at the Special Meeting (as defined below), PGT Innovations, Inc., a Delaware corporation (“PGTI” or the “Company”), amended its certificate of incorporation by filing with the Secretary of State of the State of Delaware a certificate of amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 18, 2024, PGTI convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, among the Company, MIWD Holding Company LLC, a Delaware limited liability company (“MITER”), and RMR MergeCo, Inc., a Delaware corporation and indirect wholly owned subsidiary of MITER (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of MITER. As a result of the Merger, the Company will no longer be publicly held. The Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

There were 58,326,059 shares of common stock, par value $0.01 per share, of PGTI (the “PGTI common stock”), issued and outstanding as of February 7, 2024, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 44,882,997 shares of PGTI common stock were present or represented by proxy, representing approximately 76.95% of the total outstanding shares of PGTI common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by PGTI with the Securities and Exchange Commission on February 14, 2024 (the “Proxy Statement”)):

Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement.

Proposal 2 – The Merger-Related Compensation Proposal: To approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable by PGTI to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3 – The Certificate of Incorporation Amendment Proposal: To approve an amendment to the Amended and Restated Certificate of Incorporation of PGTI, designating PGTI as agent of PGTI stockholders to pursue damages in the event that specific performance is not sought or granted as a remedy for MITER’s fraud or material and willful breach of the Merger Agreement.

Each proposal was approved by the requisite vote of PGTI’s stockholders. Because Proposal 1 was approved, a vote on the adjournment proposal described in the Proxy Statement was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Proposal

Votes For	Votes Against	Abstentions
44,668,218	111,672	103,107

Proposal 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
28,047,249	15,987,350	848,398

Proposal 3 – The Certificate of Incorporation Amendment Proposal

Votes For	Votes Against	Abstentions
44,592,800	30,656	259,541

The Merger is expected to close in late March 2024.

Item 8.01 Other Events.

On March 18, 2024, PGTI will issue a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of PGT Innovations, Inc., dated March 18, 2024
99.1	Press Release, dated March 18, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

PGT INNOVATIONS, INC.

By:	/s/ Ryan Quinn
Ryan Quinn
General Counsel and Corporate Secretary